EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diebold, Incorporated:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-32960) of Diebold, Incorporated of our report dated June 13, 2006, relating to the financial statements of the Diebold, Inc. 401(k) Savings Plan , which appears in this Form 11-K.

/s/ Bober, Markey, Fedorovich & Company Bober, Markey, Fedorovich & Company

Akron, Ohio
June 22, 2006